Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER SENIOR SECURED NOTES NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER SENIOR SECURED NOTES NOTE PURCHASE AGREEMENT, dated as of December 16, 2021 (this “Amendment”), is entered into by and among WeWork Companies LLC, a Delaware limited liability company (the “Company”), WW Co-Obligor Inc., a Delaware corporation (the “Co-Obligor”), and StarBright WW LP, a Cayman Islands exempted limited partnership (the “Purchaser”), acting by its general partner, StarBright Limited, a Cayman Islands exempted company.

RECITALS

A. Pursuant to the Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (the “Note Purchase Agreement”), by and among the Company, the Co-Obligor and the Purchaser, the Purchaser extended the Commitment and agreed to purchase from the Company, from time to time, up to US$550,000,000 aggregate original principal amount of 7.50% senior secured notes due February 12, 2023 (the “Notes”), on the terms and subject to the conditions of the Note Purchase Agreement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note Purchase Agreement and this Amendment shall be construed in accordance with Section 1.2, 1.3 and 1.4 of the Note Purchase Agreement, mutatis mutandis.

B. The parties hereto wish to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date first above written, the parties agree as follows:

1. Amendments to the Note Purchase Agreement. The terms of and agreements under the Note Purchase Agreement are hereby amended as follows:

(a) The Purchaser hereby ratifies and reaffirms its Commitment to purchase Notes from time to time in accordance with the terms of the Note Purchase Agreement and this Amendment.

(b) Notwithstanding anything to the contrary in the Note Purchase Agreement, (i) the Commitment, maturity date of the Notes and Draw Period is hereby extended from February 12, 2023 to February 12, 2024, with corresponding changes to the defined terms “Notes” and “Draw Period”, the recitals, Section 2.2 of the Note Purchase Agreement and the Form of Note, mutatis mutandis, (ii) subject to clause (iii) of Section 1(b) of this Amendment, the aggregate principal amount of Notes subject to the Commitment of the Purchaser to purchase Notes from time to time at the Purchase Price under the Note Purchase Agreement shall not exceed US$550,000,000 until February 12, 2023 and shall not exceed US$500,000,000 from February 12, 2023 until February 12, 2024 and (iii) in the event that the aggregate principal amount of Notes issued and outstanding under the Note Purchase Agreement on February 12, 2023 exceeds US$500,000,000 (such excess, the “Excess

Amount”), the Company shall promptly (and in any event within two Business Days) repay, prepay, repurchase, redeem, legally defease or otherwise retire (or cause to be repaid, prepaid, repurchased, redeemed, legally defeased or otherwise retired) such Excess Amount at a price equal to 100% of such Excess Amount (plus any applicable accrued and unpaid interest on the Excess Amount) such that the remaining aggregate principal amount of Notes issued and outstanding does not exceed US$500,000,000.

(c) Section 2.5 is hereby amended and restated in its entirety as follows:

“The Company agrees that from the first Closing Date hereunder, at any time that Notes have been drawn and are outstanding or within 45 days prior to each Closing Date hereunder, without the prior written consent of the Purchaser, the Company will not and will not permit any of its Subsidiaries to make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Existing Unsecured Notes or the Series II Notes (as defined in the SBG Unsecured Notes Indenture), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Existing Unsecured Notes or the Series II Notes, except for payments of regularly scheduled interest on the Existing Unsecured Notes or the Series II Notes and except for payments of customary consent fees in connection with a consent solicitation with respect to the Existing Unsecured Notes or the Series II Notes.”

2. Representations and Warranties. The Company and the Co-Obligor hereby jointly and severally represent and warrant to the Purchaser, and the Purchaser hereby represents and warrants to the Company and the Co-Obligor, in the case of the Company and the Co-Obligor as to themselves, and in the case of the Purchaser as to itself and only with respect to the representations and warranties contained in clause (a) and clause (b)(i) below, as of the date of this Amendment that:

(a) this Amendment and the Note Purchase Agreement, as amended hereby, (i) constitute a valid and legally binding agreement of the Company and the Co-Obligor, or the Purchaser, as applicable, subject to the Enforceability Exceptions and (ii) have been duly authorized, executed and delivered and all action required to be taken by the Company and the Co-Obligor, or the Purchaser, as applicable, for the due and proper authorization, execution and delivery of the Amendment has been or will be duly and validly taken on or prior to the date hereof; and

(b) the execution, delivery and performance by the Company and the Co- Obligor, or the Purchaser, as applicable, of this Amendment (i) do not require the consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority; and (ii) do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or the Co-Obligor pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Co-Obligor is a party or by which the Company or the Co-Obligor is bound or to which any property, right or asset of the Company or the Co-Obligor is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Co-Obligor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3. Reference to and Effect on the Note Purchase Agreement. On and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement, as amended hereby.

4. Miscellaneous. Section 8.2 (Benefit of Agreement and Assignments), Section 8.4 (Amendment, Waiver and Consent), Section 8.9 (Governing Law; Submission to Jurisdiction; Venue), Section 8.10 (Severability), Section 8.11 (Entirety) Section 8.13 (Construction) and Section 8.16 (Currency) of the Notes Purchase Agreement is incorporated by reference herein, mutatis mutandis, as if expressly set forth herein

5. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

7. Full Force and Effect. The Note Purchase Agreement, subject to this Amendment, shall remain in full force and effect.

8. Further Assurances. The parties hereto also agree to take all such actions as the other parties may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Amendment and the Note Purchase Agreement as amended hereby, including to amend the form of Indenture attached as Exhibit A to the Note Purchase Agreement (including, but not limited to, to amend Section 6.01 thereof to provide that failure to comply with clause (iii) of Section 1(b) hereof shall constitute an “Event of Default”) prior to the first Closing Date.

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WEWORK COMPANIES LLC

By:	/s/ Jared DeMatteis

Name:	Jared DeMatteis
Title:	Chief Legal Officer

WW CO-OBLIGOR INC.

By:	/s/ Jared DeMatteis

Name:	Jared DeMatteis
Title:	Chief Legal Officer

STARBRIGHT WW LP

Acting by: STARBRIGHT LIMITED, its general partner

By:	/s/ Stephen Lam

Name:	Stephen Lam
Title:	Director